Exhibit 10.44

ADDENDUM II TO PETROLEUM AGREEMENT
entered into between
THE GOVERNMENT OF THE REPUBLIC OF NAMIBIA
(the “Government”)
and
SHELL NAMIBIA UPSTREAM B.V.
(“Shell”)
and
NATIONAL PETROLEUM CORPORATION OF NAMIBIA
(“Namcor”)
RECORDAL
Whereas the Government, Signet Petroleum Limited (“Signet”), Cricket Investments (Proprietary) Limited (“Cricket”) and Namcor had, on 17th June 2011, entered into a petroleum agreement (the “Agreement”) in respect of petroleum exploration licence PEL 0039, pertaining to Offshore Blocks 2913A and 29148 – Orange Basin;
Whereas Shell Namibia Upstream B.V. (previously known as Shell Exploration and Production (LXVIII) B.V.) (hereinafter referred to as “Shell”) on 19 December 2013 took transfer of and assumed all the interests, rights and obligations of Signet and Cricket in petroleum exploration licence PEL 0039 and the Agreement;
Whereas the Government re-issued PEL0039 on the 7th February 2014 to reflect Shell and Namcor respectively as 90% (ninety percent) and 10% (ten percent) holders of the interests in PEL0039 and the Agreement;
Whereas the Government, Shell and Namcor, on 17th February 2015, entered into an Addendum to Petroleum Agreement (the “Addendum I”) in respect of factual position as regards the parties and other matters;
Whereas the current parties wish to amend the Agreement to reflect the mutual agreements and obligations set out below and to be performed regarding the First Renewal Exploration Period and other matters.
Now therefore, the Government, Shell and Namcor agree as follows:
AGREEMENT

Interpretation

1.	All other capitalised terms used herein shall have the meaning ascribed to them in the Agreement, unless they are otherwise defined in this Addendum.
Amendment

2.	The Agreement is amended as follows:

2.1.	By deleting clause 4.1 (b) and replacing it as follows:
“(b) First Renewal Exploration Period
(i) Minimum exploration work

(A)	Continuation of PEL39 dilution workstream on a reasonable efforts basis and technical work to further evaluate the subsurface potential and mature additional prospectivity;

(B)	Conduct an environmental impact assessment for drilling of a deep-water exploration well; and

(C)
Maintain Shell Namibia Upstream B. V. in-country presence with continued participation in the oil and gas industry through the Namibian Petroleum Operators Association and, subject to Shell’s internal processes and mandatory procedures, continuation of social investment programmes

(ii) Minimum exploration expenditure US$ 2,000,000 (two million United States Dollars). The Parties acknowledge and agree that this amount represents the minimum amount to be spent in completing the minimum exploration work stated in clause 4.1 (b)(i) above and it excludes the cost of residential and office accommodation, annual charges payable under clause 13.1(b) and the annual sum to be spent pursuant to clause 22.3.”

2.2.	By deleting clause 14.2 and replacing it as follows:

“14.2
The rate at which additional profits tax shall be levied on the Company under section 21 (b)(ii) of the Taxation Act in relation to the second accumulated net cash position shall be 3 (three) per cent.”

2.3.	By deleting clause 14.3 and replacing it as follows:

“14.3	The rate at which additional profits tax shall be levied on the Company under section 21 (c)(ii) of the Taxation Act in relation to the third accumulated net cash position shall be 4 (four) per cent.

2.4.	By inserting a new clause 22. 7 to read as follows:

“22.7 Subject to Shell’s internal processes and mandatory procedures, the Company shall, within the First Renewal Exploration Period, organise and pay for reasonable legitimate costs within the Netherlands of one oil and gas knowledge sharing visit for up to three NAMCOR and three Government employees to the Shell Head office and Technology Centre in the Netherlands, and provide for four oil and gas focused capacity enhancement training programmes in Namibia, covering the following topics:

–	Health, safety, security, environment and sustainable development for oil & gas

–	Petroleum project management

–	Orange Basin subsurface analysis

–	Field development planning

–	Specialist subsurface training
Dated Windhoek this   19   day of April 2016

/s/ Obeth Mbuipaha Kandjoze
THE GOVERNMENT OF THE REPUBLIC OF NAMIBIA
THE MINISTER OF MINES AND ENERGY
Dated Windhoek this   11TH   day of April 2016

/s/ Dennis Zekveld
SHELL NAMIBIA UPSTREAM B.V.
NAME: Dennis Zekveld
Dated Windhoek this   11TH   day of April 2016

/s/ Immanuel Mulunga
NATIONAL PETROLEUM CORPORATION OF NAMIBIA
NAME: Immanuel Mulunga

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